[Greenwoods & Freehills - GRAPHIC OMITTED]



17 May 2006                                 Direct phone   9225 5972
                                            Direct fax     9221 6516
                                            Email          paul.king@gf.com.au
                                            Matter no      64022

                                            Doc no         Greenwoods\003737174
ME Portfolio Management Limited
Level 17
360 Collins Street
MELBOURNE  VIC  3000

Attention: Mr Paul Garvey



Dear Sirs

ME Portfolio Management Limited

We have acted as Australian taxation advisers for ME Portfolio Management Limited (MEPML) in relation to the offering of the Mortgage Backed Floating Rate Notes to be offered pursuant to the Registration Statement (as defined below) (Notes) in connection with certain funds which will be constituted under the Master Trust Deed dated 4 July 1994 (the Master Trust Deed) (as amended and restated) between Perpetual Limited (PL) as trustee and MEPML as the manager with respect to each fund, each of which is to be created by a Notice of Creation of Securitisation Fund.

Definitions in the Prospectus (defined below) apply in this opinion. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1    Transaction Documents

We have examined the following documents:

(a) the executed Amending and Restating Deed dated 1 June 2004 between MEPML and PL and annexing to it as Annexure A the Master Trust Deed for the Superannuation Members' Home Loans Trusts between MEPML and PL dated 4 July 1994;

(b) the form of Notice of Creation of Securitisation Fund to be given by MEPML to PL under the Master Trust Deed;

(c)  the :

     (1) Supplementary Bond Terms Notice Notes - Class A and Class B Notes to be executed for each fund;

     (2)  Supplementary Bond Terms Notice - Liquidity Notes;

     (3)  Securitisation Fund Bond Issue Direction;

     (4) Note Trust Deed among PL (as issuer), MEPML (as manager), The Bank of New York (in its capacity as note trustee, principal paying agent, calculation agent and note registrar as the case may be), Perpetual Trustee Company Limited (as security trustee) and AIB/BNY Fund Management (Ireland) Limited (as Irish Paying Agent),

     each substantially in the form in which they are to be entered into for each fund;

(d) a copy of the draft Prospectus (consisting of a base prospectus and a prospectus supplement) (the Prospectus) to be filed as part of a Registration Statement on Form S-3 (the Registration Statement) with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, each referred to in this opinion as a "document".

2    Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3    Qualifications

Our opinion is subject to the following qualifications:

(a) We express no opinion as to any laws other than the laws of the Commonwealth of Australia as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States;

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the base prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Fund for any of the matters referred to in this opinion.

4    Opinion

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that while the sections entitled "Summary - Australian Withholding Tax" and "Australian Tax Matters" in the prospectus supplement and "Australian Tax Matters" in the base prospectus do not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus in the aforementioned sections. There can be no assurance, however, that the tax conclusions presented in these sections will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement of which the Prospectus forms a part, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.



Yours faithfully
GREENWOODS & FREEHILLS PTY LIMITED


per:

/s/ Paul King
---------------------------
Paul King
Director